                                Power of Attorney

        Know all by these presents, that the undersigned hereby makes, constitutes and appoints each of the President, Chief Executive Officer, Chief
Financial, Secretary, Treasurer or any Vice President of Sports Properties
Acquisition Corp., a Delaware corporation (the "Company"), or any of them signing singly, and with full power of substitution, the undersigned's true and lawful attorney-in-fact to:

        (1) prepare, execute in the name of and on behalf of the undersigned, and submit to the United States Securities and Exchange Commission (the "SEC") a
Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the
Securities Exchange Act of 1934 or any rule or regulation of the SEC;

        (2) prepare and execute in the name and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of the Company, Forms
3, 4, and 5 (or any successor forms thereto) in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

        (3) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment of amendments thereto, and timely and file such form with the SEC and any stock exchange or similar authority;

        (4) request and obtain from any and all third parties, including brokers, employee benefit plan administrators and trustees, any and all information with respect to ownership and holding of and transactions in securities of the Company and to use and disclose such information, in each case as necessary, appropriate, convenient or expedient in connection with the foregoing;

        (5) authorizes any and all such third parties to provide and disclose such information to each such attorney-in-fact or his agents; and

        (6) take any and all other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

        The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned night or could do if present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact , or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

        The undersigned agrees:

        (i) that the Attorney-in-Fact may rely on information provided or disclosed orally or in writing by or on behalf of the undersigned or such third parties without independent verification thereof;

        (ii) to indemnify and hold harmless the Company and each such attorney-in-fact against any and all losses, claims, proceedings, damages and liabilities that arise out of or are based upon any actual or alleged omission or misstatement of facts in such information; and

        (iii) to reimburse the Company and each such attorney-in-fact for any and all legal or other expenses reasonably incurred in connection with investigating, mitigating, responding to or defending against any such loss, claim, proceeding, damage or liability (including providing documents and testimony)

        The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming , nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 or the rules thereunder.

        This Power of Attorney shall remain in full force and effect until the undersigned, after becoming subject to the requirements to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in any equity security or derivative security relating to the Company, whether or not issued by the Company, ceases to be subject to those requirements, unless earlier revoked by the undersigned in a signed writing delivered to such attorney-in-fact.

        IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of January 14, 2008.

By: /s/ Antonio Tavares

STATE OF NEW YORK             )
                              ):  ss.:
COUNTY OF NEW YORK            )

        On this 14th day of January, 2008, before me personally came Tony
Tavares, to me known and who by me duly sworn did depose and say that such individual is a duly authorized to execute the foregoing Power of Attorney and that such individual duly and properly signed their name thereto.

                                        /s/ Marisa Silverman
                                        ----------------------------------------
                                        Notary Public

                                        MARISA SILVERMAN
                                        Notary Public, State of New York
                                        No. 02SI6123541
                                        Qualified in Kings County, NY
                                        Commission Expires 3/7/09